QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 23, 2008 (December 16, 2008 as to the reclassification of segment information as described in Notes 3, 4 and 15) relating to the financial statements and financial statement schedule of Computer Sciences Corporation (the Company), which report expresses an unqualified opinion on those financial statements and financial statement schedule, and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment on April 1, 2006, SFAS No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statement No. 87, 88, 106 and 132R on March 30, 2007 and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 on March 31, 2007 and of our report dated May 23, 2008 relating to the effectiveness of the Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Current Report on Form 8-K of the Company dated December 16, 2008, incorporated by reference in this Registration Statement, and to reference to us under the heading of "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 16, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM